EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-33362
(To Prospectus dated July 7, 2003)



               [SEMICONDUCTOR HOLDRS (SM) LOGO] [GRAPHIC OMITTED]




                        1,000,000,000 Depositary Receipts
                         Semiconductor HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated July 7, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Semiconductor HOLDRS (SM) Trust.

         The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                                                     Share         Primary
                              Name of Company                         Ticker        Amounts    Trading Market
          --------------------------------------------------     --------------- ------------ -----------------
           Advanced Micro Devices. Inc.                                AMD             4            NYSE
           Altera Corporation                                          ALTR            6           NASDAQ
           Amkor Technology, Inc.                                      AMKR            2           NASDAQ
           Analog Devices, Inc.                                        ADI             6            NYSE
           Applied Materials, Inc.                                     AMAT           26           NASDAQ
           Atmel Corporation                                           ATML            8           NASDAQ
           Broadcom Corporation                                        BRCM            2           NASDAQ
           Intel Corporation                                           INTC           30           NASDAQ
           KLA-Tencor Corporation                                      KLAC            3           NASDAQ
           Linear Technology Corporation                               LLTC            5           NASDAQ
           LSI Logic Corporation                                       LSI             5            NYSE
           Maxim Integrated Products, Inc.                             MXIM            5           NASDAQ
           Micron Technology, Inc.                                      MU             9            NYSE
           National Semiconductor Corporation                          NSM             3            NYSE
           Novellus Systems, Inc.                                      NVLS            2           NASDAQ
           SanDisk Corporation(1)                                      SNDK            2           NASDAQ
           Teradyne, Inc.                                              TER             3            NYSE
           Texas Instruments, Inc.                                     TXN            22            NYSE
           Vitesse Semiconductor Corporation                           VTSS            3           NASDAQ
           Xilinx, Inc.                                                XLNX            5           NASDAQ

         --------------------------
         (1) SanDisk Corporation announced a 2-for-1 stock split on its common stock payable to shareholders of record as of February 3, 2004. Effective February 24, 2004 the share amount of SanDisk Corporation represented by a round lot of 100 Semiconductor HOLDRS was 2.

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2004.